Mr. Koenig is associated with Apollo Real Estate Advisors, L.P. and its affiliated investment managers and advisors, including Apollo Real Estate Advisors III, L.P. ("Advisors III") and Apollo Real Estate Advisors IV, L.P. ("Advisors IV"). Advisors III is the general partner of Apollo Real Estate Investment Fund III, L.P. ("RE Fund III"), which is the sole member of AP Summerville LLC ("AP Summerville"). Advisors IV is the general partner of Apollo Real Estate Investment Fund IV, L.P. ("RE Fund IV"), which is the sole member of AP Summerville II, LLC ("AP Summerville II").
RE Fund III, RE Fund IV, AP Summerville and AP Summerville II each hold of records certain shares of common stock of Emeritus Corporation (the "Issuer"). Kronus Property III, Inc. ("Kronus III") serves as the manager of AP Summerville and Kronus Property IV, Inc. ("Kronus IV") serves as the manager of AP Summerville II. Apollo Real Estate Management III, L.P. ("RE Management III") serves as the day-to-day manager of RE Fund III. Apollo Real Estate Management III, Inc. ("Management III Inc.") is the general partner of RE Management III. Apollo Real Estate Capital Advisors III, Inc. ("ARECA III") is the general partner of Advisors III. Apollo Real Estate Management IV, L.P. ("RE Management IV") serves as the day-to-day manager of RE Fund IV. Apollo Real Estate Management IV, Inc. ("Management IV Inc.") is the general partner of RE Management IV. Apollo Real Estate Capital Advisors IV, Inc. ("ARECA IV") is the general partner of Advisors IV. This report does not include any securities of the Issuer that may be deemed beneficially owned by RE Fund III, RE Fund IV, AP Summerville, AP Summerville II, Advisors III, Advisors IV, Kronus III, Kronus IV, RE Management III, Management III Inc., ARECA III, RE Management IV, Management IV Inc. and ARECA IV, and Mr. Koenig disclaims beneficial ownership of all such securities. This report shall not be deemed an admission that Mr. Koenig is the beneficial owner of, or has any pecuniary interest in, such securities for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, or for any other purpose.